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                                                                       Exh 99.1

                                       Arthur Andersen & Co
                                       Public Accountants

                                       Level 23A Menara Milenium
                                       Jalan Damanlela
                                       Pusat Bandar Damansara
                                       50490 Kuala Lumpur
                                       P.O. Box 11040
                                       50734 Kuala Lumpur

                                       Tel: 603 2577000
                                       Fax: 603 2555332 (Main)
                                            603 2559076 (Div)
                                            603 2559078

14 April, 2000



Securities and Exchange Commission
450 Fifth Street
Washington D.C. 20549


Re: Kalan Gold Corporation


Dear Sirs:

This letter is written in response to the requirement of Rule 12b-21 (b) of the Securities Exchange Act of 1934.

We are the independent auditors of Kalan Gold Corporation (the "Registrant"). The Registrant has stated in Part II, Item 7 of its Annual Report on Form 10-KSB that it is unable to timely include in such Report audited financial statements for the fiscal year ended December 31, 1999 because our audit procedures have not yet been completed. As stated in our letter to the Securities and Exchange Commission dated March 29, 1999 as filed in connection with the Registrant's Notice of Late Filing of its Form 10-KSB on Form 12b-25, our firm was engaged on February 11, 2000 and we have not completed the procedures necessary to furnish the required Independent Auditor's Report on the financial statements of the Registrant as of and for the year ended December 31, 1999.

We hereby advise you that we have read the statements made by the Registrant in Part II, Item 7 of its filing on Form 10-KSB for the year ended December 31, 1999 and agree with the statements made therein as they relate to accounting and auditing matters.

Yours faithfully

/signed/  Arthur Andersen & Co

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Arthur Andersen & Co